Exhibit 99.1

Verb Technology Announces $780 Million in Treasury Assets to Advance its TON Treasury Strategy

LAS VEGAS, August 21, 2025 – Verb Technology Company, Inc. (Nasdaq: VERB) (to be renamed Ton Strategy Company) (the “Company”) today announced treasury assets exceeding $780 million, including $713 million1 of Toncoin ($TON), the native cryptocurrency of The Open Network (“TON”) Blockchain, and $67 million of cash. This is an important milestone in the Company’s implementation of its previously announced $TON treasury strategy.

Today’s news follows the Company’s August 8 closing of a $558 million private placement joined by more than 110 institutional and crypto-native investors. The Company used the majority of proceeds from the private placement to acquire $TON as its primary treasury reserve asset.

“Crossing $780 million in assets just days after our private placement reflects the conviction behind $TON,” said Manuel Stotz, Executive Chairman of the Company. “This is more than building a balance sheet; it’s about contributing to the security of TON blockchain – where participants can build, transact, and benefit directly from the underlying financial protocols.”

The Company’s strategy targets the accumulation of over 5% of $TON’s circulating supply, establishing the Company as a significant participant in maintaining and securing the network infrastructure. In addition, the Company intends to steadily increase $TON held per share through reinvestment of cash flows, staking rewards, and disciplined capital markets activity.

“By becoming the first and largest publicly traded treasury reserve of $TON, VERB is not just holding $TON on its balance sheet – we are helping to strengthen the economic foundation of the network itself,” said Stotz.

$TON is the first crypto asset integrated at scale with a global social platform. Earlier this year, Telegram, the world’s second largest messenger, and TON Foundation announced that TON would become the exclusive blockchain powering Telegram’s Mini App ecosystem. Inside Telegram, TON powers wallets, payments, and many other applications, giving Telegram’s users instant access to everyday utility. Globally, Telegram reports to have over one billion monthly active users.

1 Calculated as of August 20th, 2025, 9pm EDT using the CoinMarketCap price for $TON of $3.28.

About VERB

Verb Technology Company, Inc (to be renamed Ton Strategy Company) focuses on the accumulation of TON for long term investment, whether acquired from the proceeds of capital raising transactions or through staking rewards. The Company intends to generate sustainable staking rewards to initiate, manage, and grow its $TON exposure in a cash flow positive manner.

In addition, the Company continues to operate business units leveraging its legacy social commerce technology and video marketing expertise. These include MARKET.live, a multi-vendor, livestream social shopping platform, and recently acquired AI social commerce technology innovator LyveCom, which allows brands and merchants to deliver a true omnichannel livestream shopping experience across their own websites, apps, and social platforms.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the implementation of the Company’s TON treasury strategy, the anticipated rebranding of the Company, the Company’s future business strategy, and other strategic initiatives. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. Important factors that may affect actual results or outcomes include, but are not limited to: risks related to TONcoin and the digital asset industry; the ability of the Company to successfully execute its business plan and achieve the intended benefits thereof; and other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC, and in the Company’s subsequent filings with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.